Exhibit  32.1

                                  CERTIFICATION

Pursuant to Section 906 of the Corporate Fraud Accountability Act of 2002 (18 U.S.C. Section 1350, as adopted), James W. Benson, Chief Executive Officer of SpaceDev, Inc. (the "Company"), hereby certifies that, to the best of his knowledge:

The Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2004, and to which this Certification is attached as Exhibit 32.2 (the "Periodic Report"), fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of this 10th day of May 2004.




By:     /s/  James  W.  Benson
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          James  W.  Benson
         Chief  Executive  Officer